Exhibit 10.2

Warrant Certificate No. 600

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF ANTS SOFTWARE INC.

ANTs software inc., a Delaware corporation (together with its successors, the "Company"), for value received, hereby certifies that Fletcher International, Ltd., a company organized under the laws of Bermuda (together with its successors, "Fletcher"), or its registered assigns, as the registered holder (the "Holder"), is entitled to purchase from the Company up to the Warrant Amount (as defined below), subject to the conditions and adjustments contained in this warrant certificate (this "Certificate") and in accordance with the Agreement between the Company and Fletcher dated as of March 12, 2010 (as it may be amended from time to time, the "Agreement"), of duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock, $0.0001 par value (the "Common Stock"), at the then-prevailing Warrant Price (as defined below) at any time or from time to time during the Warrant Term (as defined below), all subject to the terms, conditions and adjustments set forth below in this Certificate and in the Agreement.

1.             Warrant.

The warrant represented hereby (the "Warrant") has been issued pursuant to the Agreement, and is subject to the terms and conditions thereof.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement.  A copy of the Agreement may be obtained at no cost by Holder upon written request to the Secretary of the Company at the principal executive offices of the Company.

1.1           General; Warrant Price; Warrant Term.

(a)  The Warrant entitles Holder to purchase that number of newly-issued shares of Common Stock equal to the Warrant Amount then in effect divided by the Warrant Price then in effect.  The "Warrant Amount" shall initially equal Ten Million Dollars ($10,000,000) and shall be reduced by the aggregate Warrant Price paid (or deemed paid in the case of Cashless Exercise) at each Warrant Closing.  The "Warrant Price" means $0.9030 subject to adjustment as set forth herein and in the Agreement.  The Warrant may be exercised (in whole or in part) at any time and from time to time after March 17, 2010 (the "Commencement Date") until 11:59 P.M., New York City time, on the nine (9) year anniversary of the Commencement Date, subject to extension as set forth herein (the "Warrant Term").

1.2           Manner of Exercise.

(a)  The Warrant may be exercised by Holder, in whole or in part, at any time and from time to time, on any day during the Warrant Term, by delivery of a notice in substantially the form attached to this Certificate (or a reasonable facsimile thereof) duly executed by Holder (a "Warrant Exercise Notice").

(b)  The Warrant Exercise Notice shall designate the number of shares of Common Stock to be received upon such exercise and the aggregate Warrant Price to be paid (or deemed paid in the case of Cashless Exercise).  The closing of each exercise (each a "Warrant Closing") shall take place (i) on the later of (A) the third (3rd) Business Day following and excluding the date the Warrant Exercise Notice is delivered and (B) such later date as the conditions set forth in Section 1.3 have been waived or satisfied or (ii) any other date upon which the exercising Holder and the Company mutually agree (the "Warrant Closing Date").

1.3           Conditions to Closing.

(a)  Conditions Precedent to Holder's Obligation to Close.  It shall be a condition to Holder's obligation to close on each Warrant Closing Date that each of the following is satisfied, unless expressly waived in writing by Holder (which waiver may be given or withheld in Holder's sole discretion and any such waiver shall apply solely to the Warrant Closing or Warrant Closings specified by Holder and shall not obligate Holder to provide any subsequent waiver):

(i)  From and after the date of the Agreement through and including such Warrant Closing Date, the representations and warranties made by the Company in the Agreement shall be, and have been, true and correct, except those representations and warranties which address matters only as of a particular date, which shall be true and correct as of such date;

(ii)  From and after the date of the Agreement through and including such Warrant Closing Date, the Company shall be, and have been, in full compliance in all material respects with all of the covenants and agreements in the Agreement and this Certificate;

(iii)  On such Warrant Closing Date, the Company shall not possess any negative, material non-public information other than as shall have been filed with the SEC at least five (5) Business Days prior to and excluding such Warrant Closing Date;

(iv)  On such Warrant Closing Date, Holder shall have received on the date of such exercise a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated such Warrant Closing Date certifying as to paragraphs (i), (ii), and (iii) of this Section 1.3(a);

(v)  On such Warrant Closing Date, the Company shall have delivered to Holder an opinion of counsel, the form and substance of which shall be reasonably satisfactory to Holder, dated the date of delivery;

(vi)  On such Warrant Closing Date, (i) Joseph Kozak and any applicable affiliates or related parties shall have previously executed and delivered an assignment agreement and any other documentation, in form and substance acceptable to Fletcher, necessary to effectively transfer to the Company all of his right, title and interest in and to the Kozak IP and such assignment agreement and other documentation shall remain in full force and effect, (ii) the Company shall have previously filed such assignment agreement with the U.S. Patent and Trademark Office and taken all other action necessary or advisable to reflect its ownership of the Kozak IP, and (iii) the Company shall solely and exclusively own all right, title and interest in and to the Kozak IP.  "Kozak IP" means all intellectual property, including any intellectual property rights arising therefrom or subsisting therein, to which Joseph Kozak or any of his affiliates or related parties has any right, title or interest, which is related to, derived from, used in or necessary to the Company's conduct of its business as it has been conducted, is presently conducted or is proposed to be conducted in the future, and including without limitation United States Patent Application No. 12259210.

(vii)  All shares to be issued upon such exercise shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted for trading on the Principal Listing Exchange (unless, with respect to clause (vi) only, Holder expressly consents in writing to the issuance of unregistered Common Stock); and

(viii)  The issuance of Common Stock shall not cause the limitations set forth in Section 7 of the Agreement to be exceeded.

(b)  Conditions Precedent to Company's Obligation to Close.  The obligations of the Company hereunder are subject to the performance by Holder of its obligations hereunder and to the satisfaction of the following conditions precedent, unless expressly waived in writing by the Company with respect to a particular Warrant Closing (which waiver may be given or withheld in the Company's sole discretion and any such waiver shall apply solely to the Warrant Closing or Warrant Closings specified by the Company and shall not obligate the Company to provide any subsequent waiver):  on each Warrant Closing Date, (i) the representations and warranties made by Holder in the Agreement shall be true and correct; (ii) Holder shall have complied fully with all the covenants and agreements in the Agreement; and (iii) the Company shall have received on each such date a certificate of an appropriate officer of Holder dated such date and to such effect.

(c)  Agreement to Cause Conditions to be Satisfied.  The Company with respect to Section 1.3(a) and Holder with respect to Section 1.3(b) shall each use best efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date.

(d)  Withdrawal of Notice.  If the conditions set forth in Section 1.3(a) are not satisfied or waived prior to the third (3rd) Business Day following and excluding the Warrant Exercise Notice Date (except for those conditions which by their terms can be satisfied only on the Warrant Closing Date) or if the Company fails to perform its obligations on any Warrant Closing Date (including but not limited to delivery of all shares of Common Stock issuable on such date) for any reason other than Holder's failure to satisfy the conditions required by Section 1.3(b), then in addition to all remedies available to Holder at law or in equity, Holder may, at its sole option, and at any time, withdraw the Warrant Exercise Notice by written notice to the Company regardless of whether such condition has been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Warrant Exercise Notice and may submit an Warrant Exercise Notice on any future date with respect to the Warrant and the Warrant Price for such subsequent Warrant Exercise Notice shall be the lesser of (i) the Warrant Price in the withdrawn Warrant Exercise Notice and (ii) the Warrant Price in effect as of the subsequent Warrant Exercise Notice Date.

1.4           When Exercise Effective.

Each exercise of the Warrant shall be deemed to have been effected on the Warrant Closing Date upon receipt of the relevant Warrant Price (or deemed to have been received in connection with Cashless Exercises), and the Person or Persons in whose name or names any certificate or certificates representing the Common Stock shall be issuable upon such exercise as provided in Section 1.5 shall be deemed to have become the holder(s) of record thereof.

1.5           Delivery of Common Stock and Payment.

(a)  Subject to Section 1.3, on the Warrant Closing Date, Holder shall deliver payment in the amount designated as the aggregate exercise price by Holder in the Warrant Exercise Notice, and Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock designated in the Warrant Exercise Notice, delivered as set forth in Section 1.7.

(b)  Notwithstanding subsection (a) above, the exercising Holder may elect in any Warrant Exercise Notice to receive an amount of Common Stock (the "Settlement Stock") equal to "X" where:

X = [(N x D) – (N x P)] / P

N = the gross number of shares of Common Stock that would have been issuable on the relevant Warrant Closing Date if Holder had not elected Cashless Exercise, without regard to the limitations set forth in Section 7 of the Agreement or any other limitations on exercise

D = Daily Market Price of the Common Stock on the third (3rd) Business Day before, and excluding, the date of the Warrant Exercise Notice

P = Warrant Price with respect to such Warrant Exercise Notice

Provided, however, that notwithstanding the foregoing, the aggregate number of shares of Common Stock issued under this Warrant with respect to a particular Warrant Exercise Notice shall not exceed the remaining Warrant Amount divided by the Warrant Price pertaining to such Warrant Exercise Notice.

The Settlement Stock shall be issued by the Company to Holder upon the Warrant Closing Date in lieu of the number of shares of Common Stock otherwise issuable upon exercise of the Warrant covered by such Warrant Exercise Notice, provided, that Holder shall not be required to tender the Warrant Price otherwise payable (a "Cashless Exercise").

(c)  Closing of Cashless Exercise.  The Company shall close each Cashless Exercise on the relevant Warrant Closing Date.  The Company shall issue and deliver the Settlement Stock pursuant to Section 1.7 on the relevant Warrant Closing Date.  Upon receipt of the Settlement Stock in connection with any Cashless Exercise, (i) that amount of the Warrant as specified for exercise in the Warrant Exercise Notice shall be deemed exercised and (ii) that amount of cash that would have been paid by Holder on the relevant Warrant Closing Date if  Holder or the Company had not elected Cashless Exercise shall be deemed paid by Holder and received by the Company.

1.6          Extension of Term.  The Warrant Term shall be extended by two (2) Business Days for: (i) each Public Market Unavailability Day, and (ii) each Business Day occurring during the period (x) commencing on the earlier of the day on which the Company restates or announces its intention to restate any portion of Company Financial Statements, and (y) ending on the date on which the Company files quarterly or annual financial statements that constitute a Restatement on a Form 10-K, Form 10-Q, Form 8-K or any other filing with the SEC (and if Company makes multiple filings of a Restatement with the SEC, the last of such dates) (the "Restatement Filing Date").

1.7           Delivery of Common Stock and Dividend Payment.

(a)  On the Warrant Closing Date, the Company at its expense (including payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the exercising Holder or as Holder may direct, at the election of Holder:

(i) (x)   in uncertificated form by book-entry transfer via the Depository Trust Company's Deposit and Withdrawal at Custodian (or DWAC) system or (y) if DWAC is unavailable, by hand delivery of one or more certificates, and shall register such shares in the shareholder register of Company in the name of Holder or as instructed by Holder in writing, the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which  Holder shall be entitled upon such exercise plus, in lieu of any fractional share of Common Stock to which Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Daily Market Price of the Common Stock on the Business Day immediately preceding the relevant Warrant Closing Date, and a certificate from the Company stating the new Warrant Amount reflecting a reduction in each of the dollar amounts in the definition of Warrant Amount, on a dollar-for-dollar basis, for each dollar paid or deemed paid in the event of a Cashless Exercise; and

(ii)  the Dividend Amount (as defined below) multiplied by the number of shares of Common Stock required to be delivered under this Section 1.7 (or, in the case of a Cashless Exercise, the gross number of shares that would have been deliverable if Holder or the Company had not elected Cashless Exercise) (the "Dividend Payment").  To the extent that the Dividend Payment consists of cash, the Company shall pay such amount  by wire transfer of immediately available funds to Holder.  To the extent that the Dividend Payment consists of securities or other non-cash property, the Company shall deliver such securities or other non-cash property to Holder; provided that if such securities or other non-cash property would have a reduced value if delivery is so delayed (for example only and not by way of limitation, a short-term right to purchase securities), then proper provision shall be made to deliver to Holder the sum of (i) the fair value of such securities or other non-cash property measured as of the distribution date and (ii) the appreciation, if any, in value of such securities through the date of delivery.  For example only and not by way of limitation, if the Company distributes a short-term right to purchase securities to other equity holders, it shall deliver to Holder the value Holder would have received had Holder exercised such right plus the appreciation, if any, had Holder held the purchased securities through the date on which such fair value is delivered to Holder.  In the event that Holder and the Company mutually agree that it would be impractical for the Company to distribute identical securities or other non-cash property to Holder, then Holder and the Company shall work together in good faith to determine a fair and equivalently valued substitute therefor.  "Dividend Amount" means the aggregate per-share amount of dividends and distributions, whether in cash, securities or otherwise, declared or paid on any class of equity security of the Company on or after the  date of the Agreement and on or before the relevant Warrant Closing Date.

2.             Reservation of Shares.

For so long as the Warrant Amount represented hereby has not been exercised in full, the Company shall at all times prior to the end of the Warrant Term reserve and keep available, free from pre-emptive rights, out of its authorized but unissued capital stock, the number of shares available for exercise hereunder.  In the event the number of shares of Common Stock or other securities issued and issuable under this Certificate exceeds the available authorized number of shares of Common Stock or other securities, the Company shall promptly take all actions necessary to increase the authorized number of shares of Common Stock or other securities, including causing its board of directors to call a special meeting of stockholders and recommend such increase.

3.             Report as to Adjustments.

In each case of any adjustment or readjustment of the Warrant Amount, the Warrant Term, the Warrant Price or any other adjustment or readjustment pursuant to the terms of the Agreement or this Certificate, or upon the written request at any time of any Holder, the Company at its expense will promptly compute such adjustment or readjustment (the "Company Calculation") in accordance with the terms of this Certificate and the Agreement and cause the Company's Chief Financial Officer to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the Warrant Amount, (b) the Warrant Term and (c) the Warrant Price in effect immediately prior to such adjustment or readjustment (as adjusted and readjusted, as applicable).  The Company will forthwith deliver a copy of each such report to Holder and will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by Holder.  Holder may dispute the Company Calculation by providing its computation of such adjustment or readjustment (the "Holder Calculation") and requesting in writing that independent certified public accountants of recognized national standing (which may be the regular auditors of the Company if approved by Holder) selected by the Company verify the Company Calculation.  Holder shall be responsible for the costs and expenses of such accountants if the difference between the computation of the adjustment or readjustment by such accountants (the "Accountant Calculation") and Holder Calculation is greater than the difference between the Accountant Calculation and the Company Calculation, and otherwise the Company shall bear such costs and expenses.

4.             Taxes.

The Company shall pay all documentary stamp taxes (if any) attributable to the issuance of Common Stock upon each exercise of the Warrant by Holder; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of any certificates for Common Stock in a name other than that of a Holder upon each exercise of the Warrant, and the Company shall not be required to issue or deliver a Certificate evidencing the Warrant or certificates for Common Stock unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

5.             Adjustments.

(a)      Treatment of Company Stock Adjustment Events. In case the Company may effect any subdivision or combination of the issued Common Stock, whether by reason of any dividend or distribution of units, split, recapitalization, reorganization, spin-off, combination or other similar change (each a "Company Stock Adjustment Event"), including a pro rata distribution of Common Stock to all holders of Common Stock, or a subdivision or combination of the outstanding Common Stock, then (a) in the case of any such distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such distribution, or (b) in the case of any such subdivision or combination, at the close of business on the Business Day immediately prior to the Business Day upon which such Company action becomes effective, the Warrant Price and, to the extent applicable, the Daily Market Price of the Common Stock and each other price or quantity in effect immediately prior to such Company Stock Adjustment Event shall be proportionately changed.

(b)      Reorganizations, Etc.  If the Company is party to a capital reorganization or reclassification of the Common Stock, whether or not in connection with a Change of Control, proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Warrant, to the extent unexercised and unpaid, at any time after the consummation of such reorganization or reclassification, shall entitle Holder to receive the stock and other securities, cash and property to which Holder would have been entitled upon such consummation if Holder had exercised the Warrant immediately before the consummation of such reorganization or reclassification.

(c)  Change of Control.  On the date a public announcement is made of the Company's or any other Person's intention or agreement to engage in a transaction or series of transactions that may result in a Change of Control, the Warrant Price shall be adjusted as provided in Section 12 of the Agreement.  The provisions of this Section 5(c) shall be effective prior to, and regardless of, the effectiveness of the provisions of Section 6 of this Certificate.

6.             Change of Control.

6.1           Contingent Exercise.  If after the Commencement Date, a Change of Control or plan or proposal with respect thereto is publicly announced or occurs, then between the date a Change of Control is announced and the effective date of the Change of Control, Holder at its sole option shall continue to have the right to submit to the Company one or more Warrant Exercise Notices during the Warrant Term in accordance with the terms and conditions of this Certificate.  In addition, if the Change of Control is to occur during the Warrant Term, Holder at its sole option may elect to submit to the Company one or more special notices (each, a "Contingent Warrant Exercise Notice") to exercise all or part of its unexercised Warrant in connection with such Change of Control; in which case, notwithstanding the provisions of Section 1.4:

(a)  the effectiveness of such contingent exercise shall be conditional upon the effectiveness of the Change of Control;

(b)  Holder shall have the right to deliver a notice to withdraw such Contingent Warrant Exercise Notice until the effective date of such Change of Control; and

(c)  if such Contingent Warrant Exercise Notice shall not have been withdrawn, then on the effective date of such Change of Control, Holder of the Warrant shall receive, upon payment of the Warrant Price designated in the Warrant Exercise Notice, the same consideration, in the form of cash, securities or other assets (the "Acquisition Consideration") per share of Common Stock issuable to any other holder of shares of Common Stock in connection with such Change of Control based upon the number of shares of Common Stock into which Holder's Warrant (or the portion thereof being exercised) would be exercisable if Holder had exercised the Warrant (or such portion) on the Business Day immediately preceding the date on which such Change of Control occurs.  If the Acquisition Consideration is in the form of cash, Holder shall not be required to tender the relevant Warrant Price to exercise its Warrant (or portion thereof), but shall receive an amount in connection with such Change of Control equal to the Acquisition Consideration applicable to Holder based on the number of shares of Common Stock into which Holder's Warrant (or the portion thereof being exercised) would be exercisable if Holder had exercised the Warrant (or such portion) that it owns on the Business Day immediately preceding the date on which such Change of Control occurs, less such Warrant Price.  For avoidance of doubt, only that portion of Holder's Warrant tendered for exercise pursuant to a Contingent Warrant Exercise Notice shall be deemed exercised, and any unexercised portion of the Warrant shall be assumed by the Acquiring Person as provided in Section 6.2 hereof.

6.2           Assumption of the Warrant.  In the case of any proposed Change of Control, the Company and Holder agree as follows:

(a)  The Company shall not enter into an agreement with any Acquiring Person that may result in a Change of Control unless such agreement expressly requires the Acquiring Person to assume, by written instrument delivered to, and reasonably satisfactory to, Holder, all of the Company's obligations with respect to the Warrant under this Certificate  in a manner consistent with paragraph (b) below, and such Acquiring Person shall have similarly delivered to Holder an opinion of counsel for such Acquiring Person, which counsel shall be reasonably satisfactory to Holder, stating that the rights of Holder under this Certificate shall thereafter continue in full force and effect and the terms hereof.

(b)  At the sole election of Holder, in lieu of the Warrant being assumed by the Acquiring Person as set forth in Section 6.2(a), the Company shall pay to Holder upon consummation of the Change of Control, an amount of cash equal to the fair market value of the Warrant immediately prior to the Change of Control, to be determined by a qualified valuation firm selected by Holder and reasonably acceptable to the Company, assuming for such valuation that the Warrant Price has been adjusted pursuant to Section 12(b) of the Agreement and giving due consideration to such factors as the financial condition and prospects of the Company, the remaining unexpired term of the Warrant (assuming, for such purpose that the Warrant can be exercised on and after the date of the Change of Control even if the Warrant Term has not yet commenced) and the highest of the market price of the Common Stock of the Company immediately prior to (i) the announcement of the Change of Control, (ii) the date that Holder delivers a notice to the Company specifying such date for this purpose, and (iii) the consummation of the Change of Control, provided no discount shall be considered in connection with any of the foregoing factors or otherwise as a result of the Company undergoing the Change of Control.  For the avoidance of doubt, in the event that Holder elects to have the Company pay the fair market value of the Warrant as determined above, the Warrant will be redeemed upon the Company making such payment and no additional payment from the Company or Holder shall be required in connection with such redemption.

(c)  In the event that Holder does not elect to have the Company pay the fair market value of the Warrant as set forth in Section 6.2(b), without limiting Section 6.2(a) or anything else set forth in this Certificate, Holder shall, following the occurrence of a Change of Control, automatically have equivalent rights under this Certificate with respect to the Acquiring Person and from and after the effective date of the Change of Control and regardless of whether the Acquiring Person expressly assumes the Company's obligations and:

(i)  all references to the Company in this Certificate shall be references to the Acquiring Person,

(ii)  all references to Common Stock in this Certificate shall be references to Acquiring Person Stock, and

(iii)  if the Acquiring Person is an entity other than the Company, all references to the Warrant Price in this Certificate shall be references to the Stock Adjustment Measuring Price.

(d)  "Acquiring Person Stock" means, in connection with a Change of Control, the securities for which the Common Stock are exchanged in such Change of Control (or if none, the most widely-held class of voting securities of the Acquiring Person).

(e)  "Pre-Acquisition Price" means (i) the Daily Market Price of the Common Stock on the date immediately preceding the date on which a Change of Control is consummated, or (ii) if a purchase, tender or exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the greater of (x) the price determined in accordance with the provisions of the foregoing clause (i) of this sentence and (y) the Daily Market Price of the Common Stock on the date immediately preceding (A) in the case of a purchase, the date of acceptance of such offer by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock and (B) in the case of a tender or exchange offer, the date on which more than fifty percent (50%) of the outstanding shares of Common Stock shall have been accepted for payment pursuant to the terms of such tender or exchange offer.

6.3           "Stock Adjustment Measuring Price" means the lower of (a) and (b) below:

(a)  an amount equal to the Warrant Price multiplied by a fraction,

(i)  the numerator of which is the Daily Market Price of the Acquiring Person Stock determined as of the Business Day immediately preceding and excluding the date on which the Change of Control is consummated; and

(ii)  the denominator of which is the Pre-Acquisition Price; and

(b)  the price per share of such Acquiring Person's securities for which the Common Stock are exchanged in the Change of Control (or if none, the most widely-held class of voting securities of the Acquiring Person) equal to the average of the Daily Market Prices of such securities during the period of ten (10) consecutive Business Days ending on the date that is three (3) Business Days prior to and excluding the date of the first Warrant Exercise Notice delivered to the Acquiring Person.

7.             Lost or Stolen Certificate.

In case this Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Certificate, or in lieu of and substitution for the Certificate lost, stolen or destroyed, a new Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Certificate.  Applicants for a substitute Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

8.             Transfer Agent.

(a)  Initially, the Company (and upon a Change of Control, the Acquiring Person) shall serve as the transfer agent (the "Transfer Agent") for the Warrant.  The Transfer Agent shall at all times maintain a register (the "Warrant Register") of Holders of the Warrant.  The Company may deem and treat each Holder of the Warrant as set forth in the Warrant Register as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

(b)  The Company may, at any time and from time to time, appoint another Person to serve as the Transfer Agent, and shall upon acceptance by such Person, give notice to Holder of the change in Transfer Agent.  Such new Transfer Agent shall be (a) a Person that is a bank or trust company organized and in good standing under the laws of the United States or any state thereof with assets of at least $100,000,000 or (b) an affiliate of such a Person.  After acceptance in writing of such appointment by the new Transfer Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Transfer Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the Company. Any Person into which any new Transfer Agent may be merged or any company resulting from any consolidation to which any new Transfer Agent shall be a party or any company to which any new Transfer Agent transfers substantially all of its corporate trust or stockholders services business shall be a successor Transfer Agent under this Certificate without any further act; provided that such Person (a) would be eligible for appointment as successor to the Transfer Agent under the provisions of this Section 8 or (b) is a wholly owned subsidiary of the Transfer Agent. Any such successor Transfer Agent shall promptly cause notice of its succession as Transfer Agent to be delivered via reputable overnight courier to Holders of the Warrant at Holder's last address as shown on the Warrant Register.

9.             Notices.

(a)  All notices and other communications under this Certificate shall be in writing and shall be delivered as provided below:

(i)  If sent to Holder, all communications will be deemed delivered: if delivered by hand, on the day received by Holder; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Holder, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

Fletcher International, Ltd.
c/o Appleby Services (Bermuda) Ltd.
Canon's Court
22 Victoria Street
P.P. Box HM 1179
Hamilton HM EX
Bermuda
Attention:   Desirae Jones, Corporate Administrator
Telephone:       (441) 295-2244
Facsimile:         (441) 292-8666

with a copy to:

Fletcher Asset Management, Inc.
48 Wall Street Address, 5th Floor
New York, NY 10005
Attention:   Peter Zayfert
Telephone:       (212) 284-4800
Facsimile:         (212) 284-4801

with a copy to (which copy shall not constitute notice):

Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
Attention:   Greg Klein, Esq.
Telephone:       (310) 203-7177
Facsimile:         (310) 203-7199

(ii)  If sent to the Company, all communications will be deemed delivered: if delivered by hand, on the day received by the Company; if sent by reputable overnight courier, on the next Business Day; if transmitted by facsimile to the Company, on the date transmitted (provided such facsimile is later confirmed); and if transmitted by email to the Company, on the date transmitted, in each case to the following address (unless otherwise notified in writing of a substitute address):

ANTs software inc.
71 Stevenson Street, Suite 400
San Francisco, CA 94105
Attention:       Joe Kozak and Dave Buckel
Telephone:      (650) 931-0500
Facsimile:         (650) 227-8001
Email:                joe.kozak@ants.com and dave.buckel@ants.com

with a copy to (which copy shall not constitute notice):

The Corporate Law Group
500 Airport Blvd., Suite 120
Burlingame, CA 94010
Attention:       Paul David Marotta
Telephone:     (650) 227-8000
Facsimile:        (650) 227-8001

10.             Construction.

For purposes of this Certificate, except as otherwise expressly provided or unless the context otherwise requires:  (a) the terms defined in this Certificate have the meanings assigned to them in this Certificate and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Certificate, unless the context shall otherwise require; (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (e) the words "herein", "hereunder" and other words of similar import refer to this Certificate as a whole and not to any particular provision; (f) the term "include" or "including" shall mean without limitation; (g) the table of contents to this Certificate and all section titles or captions contained in this Certificate or in any Exhibit or Schedule hereto or referred to herein are for convenience only and shall not be deemed a part of this Certificate and shall not affect the meaning or interpretation of this Certificate; (h) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as amended, modified or supplemented from time to time, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein; and (i) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

11.             Severability of Provisions.

If any right, preference, or limitation of the Warrant set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences, and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference, or limitation will, nevertheless, remain in full force and effect, and no right, preference, or limitation set forth in this Certificate shall be deemed dependent upon any other such right, preference, or limitation unless so expressed in this Certificate.

This Certificate shall not be valid unless signed by the Company.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, ANTs software inc. has caused this Certificate to be signed by its duly authorized officer.

Dated: March 22, 2010

ANTS SOFTWARE INC.

By:  /s/ J M Kozak
Name: Joseph M Kozak
Title:   Chairman and CEO

ATTEST:

/s/ David A Buckel

Secretary

Exhibit 1

[FORM OF WARRANT EXERCISE NOTICE]

(To Be Executed Upon Exercise Of Warrant)

[DATE]

ANTs software inc.
71 Stevenson Street, Suite 400
San Francisco, CA 94105
Attention:       Joe Kozak and Dave Buckel
Telephone:     (650) 931-0500
Facsimile:        (650) 227-8001
Email:               joe.kozak@ants.com and dave.buckel@ants.com

Re:           Exercise of Warrant

Ladies and Gentlemen:

Reference is made to the Agreement (the "Agreement") dated as of March 12, 2010 by and between ANTs software inc. (the "Company") and Fletcher International, Ltd. ("Fletcher") and the warrant certificate issued pursuant thereto (the "Certificate").  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement and the Certificate.

The undersigned is the registered Holder of a warrant certificate evidencing the above-referenced warrant (the "Warrant") issued by the Company and hereby elects to exercise the Warrant to purchase [●] shares of Common Stock at a Warrant Price of $[●] for an aggregate exercise price of $[●].

[Cash exercise:] Subject to the terms and conditions of the Agreement and Warrant, on the Warrant Closing Date (as defined in the Certificate), Holder shall deliver $[●] to the Company, and the Company shall deliver the number of shares of Common Stock specified above to Holder as provided in the following paragraph.

[Cashless Exercise:] Holder hereby elects to exercise a Warrant Amount of [●] into [●] shares of Settlement Stock via Cashless Exercise.  Pursuant to the Warrant, delivery of the Warrant shall be the sole consideration deliverable to the Company in connection with such exercise. Subject to the terms and conditions of the Agreement and the Certificate, on the Warrant Closing Date the Company shall deliver the number of shares of Common Stock specified above to Holder as provided in the following paragraph.

[Alternative for physical certificates:] Company will send the original stock certificates representing such shares of Common Stock by overnight courier to the following address:

Credit Suisse
11 Madison Avenue, 3rd Floor
New York, NY  10010
Attention:       Roxanne Chiang-Colas
                         Prime Services
Phone:  212 325-0101

[Alternative for DWAC:] Such shares of Common Stock shall be delivered to Fletcher in uncertificated form by book-entry transfer via the Depository Trust Company’s Deposit and Withdrawal at Custodian (or DWAC) system using the following account information:

Broker:           Credit Suisse
DTC#:            0355

FLETCHER INTERNATIONAL, LTD., by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.

By:_______________________________________
         Name:
         Title:

By:_______________________________________
         Name:
         Title:

Exhibit 2
[FORM OF WARRANT DELIVERY NOTICE]

[DATE]

Fletcher International, Ltd.
c/o Appleby Services (Bermuda) Ltd.
Canon's Court
22 Victoria Street
P.P. Box HM 1179
Hamilton HM EX
Bermuda
Attention:   Desirae Jones, Corporate Administrator
Telephone:       (441) 295-2244
Facsimile:          (441) 292-8666

Fletcher International, Ltd.
c/o Fletcher Asset Management, Inc.
48 Wall Street
New York, NY 10005
Attn:   Peter Zayfert
Facsimile:       (212) 284-4801

Ladies and Gentlemen:

Reference is made to the Agreement (the "Agreement") dated as of March 12, 2010 by and between ANTs software inc. (the "Company") and Fletcher International, Ltd. ("Fletcher") and the warrant certificate issued pursuant thereto (the "Certificate").  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement and the Certificate.

This notice confirms that all or a portion of the Warrant has been exercised by Fletcher at a Warrant Price (as designated in the Warrant Exercise Notice) of $[●] per share of Common Stock and an aggregate price of $[●] (which price was paid [in cash / by Cashless Exercise], requiring delivery by the Company to Fletcher of  [●] shares of [Common Stock / Settlement Stock].

After delivery of such shares, the Warrant shall remain exercisable for a number of shares of Common Stock equal to a Warrant Amount of $[●]1 divided by the Warrant Price then in effect.

ANTS SOFTWARE INC.

By:  ____________________________
Name:
Title:

1	Insert Warrant Amount equal to the Warrant Amount immediately prior to such exercise reduced by the aggregate purchase price of the shares in the preceding paragraph.